APPENDIX A


A S S I G N M E N T


WHEREAS,

                      THE PHONE STORE, INC., a Florida Corporation having a place of business at 1415-A S.W. 107th Avenue
                      Miami, Florida  33174;



ASSIGNOR, owns an invention with certain new and useful improvements in

TIME CONTROL SYSTEM FOR CELLULAR TELEPHONE

for which an Application was filed for Letters Patent in the United States on December 27, 1995, bearing Serial No. 08/556,487; and

and WHEREAS,

                      PICK COMMUNICATIONS CORP.,
                      a Nevada Corporation
                      with offices at:
                      Wayne Interchange Plaza II
                      155 Route 46 West, Third Floor
                      Wayne, New Jersey 07470

     ASSIGNEE, is desirous of obtaining fifty (50%) percent of the entire right, title and interest in, to and under the said improvements and the said application pursuant to the terms of the Agreement between The Phone Store, Inc. and PICK Communications Corp. dated July 3, 1996.

     NOW, THEREFORE, for other good and valuable consideration, the receipt of which is hereby acknowledged, the said

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ASSIGNOR



have sold, assigned, transferred and set over, and by these presents do hereby sell, assign, transfer and set over, to the said

ASSIGNEE

its successors, legal representatives and assigns fifty (50%) percent of, the entire right, title and interest in, to and under the said improvements, and the said application and all divisions, renewals, and continuations thereof, and fifty (50%) percent of all Letters Patent of the United States which may be granted thereon and all reissues and extensions thereof, and fifty (50%) percent of all applications for Letters Patent which may hereafter be filed for said improvements in any country or countries foreign to the United States, including the right to claim priority under the terms of any appropriate International Convention based upon said application for Letters Patent of the United States, and fifty (50%) percent of all Letters Patent which may be granted for said improvements in any country or countries foreign to the United States and extensions, renewals and reissues thereof; and I hereby authorize and request the Commissioner of Patents and Trademarks of the United States and any official of any country or countries foreign to the United States, whose duty it is to issue patents on applications as aforesaid, to issue fifty (50%) percent of all Letters Patent for said improvements to the said

ASSIGNEE

its successors, legal representatives and assigns, in accordance with the terms of this instrument.

     AND I HEREBY covenant that I have full right to convey the interest herein assigned in the manner hereinabove set forth, and that I have not executed, and will not execute, any agreement in conflict herewith.

     AND I HEREBY further covenant and agree that I will communicate to the said

ASSIGNEE

its successors, legal representatives and assigns, any fact known to me respecting said improvements, and testify in any legal proceeding, sign all lawful papers, execute all divisions, continuing and reissue applications, make all rightful oaths and generally do everything possible to aid the said

ASSIGNEE



its successors, legal representatives and assigns, to obtain and enforce proper Patent Protection for said improvements in the United States.


                                              THE PHONE STORE, INC.

Date:      July 3, 1996                       By:   /s/   Andy Martinez,  L.S.
                                                   ANDY MARTINEZ,  President




State of  Florida                   :
                                    : ss.
County of  Dade                     :


     Before me this 3rd day of July 1996, personally appeared ANDY MARTINEZ, to me personally known to be the person who is described in and who executed the above instrument, and acknowledged to me that he executed the same of his own free will for the purposes therein set forth.



(Affix Seal Here)                           _________________________________
                                                     Notary Public






Nancy:agrements\assign.doc

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